Exhibit 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into on May 19, 2011 (“Effective Date”), between Flotek Industries, Inc., a Delaware corporation (the “Company”), and Johnna Kokenge (“Employee”).

WHEREAS, the Company and Employee entered into that certain Employment Agreement dated as of February 28, 2011 and effective as of November 10, 2010 (the “Employment Agreement”); and

WHEREAS, the Company and Employee desire to amend and supplement the Employment Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Base Salary. The first sentence of Section 3(b) of the Employment Agreement is hereby amended and restated as follows:

“Employee’s annual base salary for the Employment Period shall be $215,000, which effective as of August 1, 2011 shall be increased to $255,000 (the “Base Salary”).”

2. No Further Amendments. Except as set forth in this Amendment, the Employment Agreement has not been amended and remains in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

FLOTEK INDUSTRIES, INC.

By:
Name: John W. Chisholm
Title: President

Johnna Kokenge